Exhibit 10.8

AGREEMENT

THIS AGREEMENT, made and entered into this 29th day December 2009 by and between MOUNTAINEER PARK, INC. (hereinafter referred to as “Track”), which is licensed by the West Virginia Racing Commission to conduct thoroughbred racing at the Mountaineer Race Trace and Gaming Resort (hereinafter referred to as “Mountaineer Park”), and MOUNTAINEER PARK HORSEMEN’S BENEVOLENT AND PROTECTIVE ASSOCIATION, INC. (hereinafter referred to as “HBPA”).

WITNESSETH:

WHEREAS, it is the mutual intent and purpose of the above parties to set forth the basic agreement covering purse structure and other matters of mutual interest and concern and to comply with West Virginia statutory requirements for a contract; and

WHEREAS, the parties recognize the need for defining and describing the business relationship between Track and HBPA so that they may direct the business of thoroughbred horse racing at Mountaineer Park in the best interest of all parties concerned.

NOW, THEREFORE, in consideration of the benefits and advantages accruing to each of the parties hereto, do by these presents hereby agree, bind and obligate themselves to each other as follows, to-wit:

ARTICLE I

DEFINITIONS

1.                                       The term “purse schedule” shall mean the total daily distribution for all races scheduled and conducted.

2.                                       The term “purse schedule distribution” shall mean the amount allocated for each and every race based upon age, class, distance and type of race.

ARTICLE II

HBPA EXCLUSIVE BARGAINING AGENT

1.                                       Exclusive Representation. The Mountaineer HBPA is currently recognized by the West Virginia Racing Commission and the Racing Association to be the duly qualified and exclusive representative of the majority of the owners and trainers of live thoroughbred horse racing, within the meaning of the Interstate Horseracing Act (15 U.S.C. § 3001, et seq.)(the “Act”).  The Racing Association shall only negotiate with the exclusive bargaining agent or representative of the Mountaineer HBPA. Any negotiation or discussion of the terms and provisions of this Agreement, or any amendment thereto, or any Agreement which shall supersede the terms and provisions of this Agreement with any person, or entity or representative of an entity that is not the exclusive bargaining agent representative of the Mountaineer HBPA shall constitute a breach of this Agreement, provided that at such time the Mountaineer HBPA remains the duly qualified and exclusive representative of the majority of the owners and trainers of horses at Mountaineer Racetrack. Furthermore, the Racing Association shall not insert any term or provision which conflicts with the Mountaineer HBPA’s exclusive representation of owners and trainers of live thoroughbred racing into any contract or agreement arising out of the use of the Racing Association’s facilities and/or participation in the live horse races conducted at the Racing Association.

The Racing Association agrees that it shall negotiate with and conduct any and all business which is the subject of this Agreement and any matters reasonably related to any provisions of this Agreement with the duty elected officers of the Mountaineer HBPA or their duly designated representatives.

The HBPA agrees that it shall provide to the Racing Association, in writing, on an annual basis, the names and addresses of each duly elected member of the Mountaineer HBPA Board of Directors, the names and addresses of each duly elected officer of the Mountaineer HBPA, and the names and addresses of each representative duly designated by the Board of Directors of the Mountaineer HBPA, who shall have the authority to negotiate with the Racing Association.

HBPA promises that it will exercise any and all authority to require its members to comply, when possible, with the intent and terms of this Agreement.

ARTICLE III

RACING SCHEDULE

1.                                       During the term of this Agreement, Track shall each year use its best efforts to conduct racing for 210 days and periodically provide schedules to the HBPA, it being understood that (a) Track shall not be in breach of this Agreement so long as it requests a license from the West Virginia Racing Commission to conduct racing, and in fact conducts racing, for not less than the minimum number of days required by the West Virginia racing statute, which is currently 210. HBPA acknowledges that Track, consistent with its best efforts commitment, would not be expected to conduct racing on more than five (5) days in a calendar week and may cancel racing days based on inclement weather, unavailability of horses or jockeys, and economic factors.

Within seven (7) days of cancellation of a race day, Track shall reschedule such race day and provide notice to HBPA of the rescheduled dates to the extent necessary to achieve the minimum number of days required by the West Virginia racing statute. Track agrees, subject to availability of horses, to program no less than ten (10) races per day for the months of March through August (except for WV Derby Day @ 9 races) and not less than nine (9) races per day for the months September through December.

2.                                       Track agrees that it will not discontinue racing for a period of more than one (1) three (3) week period in any calendar year, with the exception of January and February unless agreed upon by the HBPA, except in the event of an act of God or other catastrophe, or conditions beyond the foreseeable control of Track.

ARTICLE IV

MINIMUM PURSE AND PURSE SCHEDULING

1.                                       During the term of this agreement the daily minimum purse schedule shall be established by the track prior to the first live racing date each year. The HBPA and the track will work together to set the starting minimum purse schedule taking into consideration current funding levels and current year projections of funding sources. During the racing calendar year, the Track may increase or decrease the purse schedule in effect as of first live racing date each year by up to 20% during any calendar year. The Track will review the funding levels and projections with the HBPA.

2.                                       Track will establish and publish a purse schedule distribution, which shall show the purse schedule distribution planned for various classes of horses at various distances. Such schedule shall be updated as necessary. Said schedule with any amendments thereto shall be posted in the Racing Secretary’s office. In the event of a purse schedule distribution decrease, the purses for bottom claiming races shall not be reduced unless the purses for all races are also reduced (though not necessarily by the same percentage, if the decreased percentage difference from the top to the bottom is more than 10% it will require HBPA approval (excluding stakes races). In the event of a purse schedule distribution increase, the purses for all races shall be increased (though not necessarily by the same percentage. If the increased percentage difference from the top to the bottom is more than 10%, it will require HBPA approval. (Excluding stake races)

3.                                       Not withstanding the above, track will not be obligated to go into an overpayment situation at any time during the life of this agreement.

4.                                       Purses for Stakes races shall not exceed, in the aggregate, 6% of the total purses paid, from the purse account, in the immediately preceding calendar year excluding the amounts paid for stake races and amounts received for sponsorship of races unless otherwise authorized by HBPA. Track shall determine the number of and purses for stake races and submit the stakes schedule to HBPA for written comment.

5.                                       Track agrees to pay purses back through not less than ten (10) places according to the following chart. Any place not paid reverts back to winner.

Finish	Percent of Purse
1	58%
2	20%
3	10%
4	5%
5	2%
6	1%
7	1%
8	1%
9	1%
10	1%

6.                                       Year round start fee is charged in exchange for training facilities being open to horsemen free of charge at all times.

7.                                       The owner of each horse starting in a race will be charged a start fee of: (i) $15.00 per horse per start in any race having a total purse of less than $19,499.00, and (ii) $25.00 per horse per start in any race having a total purse of $19,500.00 or more.  These start fees will be deducted from owners’ accounts and paid to the Track by the horsemen’s bookkeeper. Upon mutual discussion and agreement between the Track and the HBPA, the threshold for start fees may be adjusted in the event of purse increases or decreases.

8.                                       It is understood by both parties that purse schedules shall not be in conflict with the rules of racing of the West Virginia Racing Commission as presently constituted or amended.

ARTICLE V

PURSE FUNDS

1.                                       During the term of this Agreement, Track shall pay purse monies:

(a)                                  as provided by state law; and

(b)                                 any additional percentage of the mutuel handle which may be legislated and incorporated into the West Virginia Code during the period of this Agreement, if specifically legislated for purses.

2.                                       In the event any Underpayment Money exists in the purse account at the end of any calendar year, then said Underpayment Money shall be added to the sum payable in purses for the next succeeding year.

3.                                       This is an agreement regarding the proceeds from video lottery terminals as provided in West Virginia Code 29-22A-7(a)(6).

ARTICLE VI

REVENUE FROM OFF-TRACK BETTING AND TELEPHONE WAGERING

1.                                       In the event the Track, HBPA or horsemen receive additional revenue or payments from telephone wagering from whatever source derived, whether as a result of legislation, by contract and/or modification of the rules of the West Virginia Racing Commission, fifty percent (50%) of the off-track betting and telephone wagering adjusted net revenues shall be retained by the Track and fifty percent (50%) shall be allocated to purses.

2.                                       Revenue from live, export and import wagering will be distributed in accordance with West Virginia Code.

3.                                       Revenue from Video Lottery Terminals will be distributed in accordance with West Virginia Code.

ARTICLE VII

CONDITION BOOK

1.                                       HBPA represents that it has created a Condition Book Committee to consult with horsemen concerning the conditions of racing and to make known to Track the results of their consultations. Track agrees that this Committee shall have the right to meet with appropriate Track personnel to discuss and comment on each condition book at least seventy-two (72) hours before printing in order to permit Committee review, suggestions, and recommendations. Track will give due consideration to the Committee’s suggestions and recommendations.

2.                                       Track reserves the right to raise the bottom claiming price to $6,000 for the life of the contract.

ARTICLE VIII

RACING COMMITTEE/ARBITRATION

1.                                       Track and the HBPA shall organize and maintain a joint committee (hereinafter the “Racing Committee”) to address issues related to and associated with live racing at Mountaineer Race Track. The HBPA and Track shall each appoint three (3) representatives to the Racing Committee. The Racing Committee shall have no authority to alter the terms and conditions of this Agreement.

2.                                       In the event there is a disagreement between the parties as to whether any party has complied with the terms or conditions in this Agreement, then Track and the HBPA shall each choose an Arbitrator and the two Arbitrators shall choose a third Arbitrator. The Board of Arbitrators shall decide the issues involved and each party agrees to be bound by the decision of the arbitrations panel, provided, however, that the arbitrators’ decision shall not be binding on the parties with respect to matters of Federal law.”

ARTICLE IX

STALLS

1.                                       It is recognized by both parties that effective stall utilization is important to Track management and that equitable allocation is essential to the livelihood of horsemen.

2.                                       Track shall not discriminate in the allocation of stalls by reason of HBPA membership or activity or condone its representatives or employees discriminating in the allocation of stalls.

3.                                       Track shall make every effort to provide horsemen with fifteen (15) days prior notice of the acceptance or rejection of stall applications and may demand immediate confirmation from the horsemen of their intent to use allotted stalls.

4.                                       A Stall Committee consisting of a Director of Racing, Racing Secretary, and Association Steward shall hear any disputes regarding allocation of stalls.

5.                                       Upon seven (7) days prior notice, Track shall have the right to take from any horsemen any stall that management believes in good faith is not being used for racing purposes.

6.                                       Track shall permit accepted horsemen to use the stalls at its racetrack barns and other facilities as they exist on the date hereof for training purposes without charge for horses qualified to race at Mountaineer Park.

7.                                       Track agrees to provide stall and shed row area with proper fill within a reasonable time period, upon written request of HBPA.

8.                                       Any change in present stall application form that affects horse or trainer eligibility for stalls shall be approved by HBPA.

ARTICLE X

BARN AREA

1.                                       Barn area will be available to horsemen at all times and the racetrack will be available to horsemen during scheduled training times. When racing is discontinued during January and February, barn area will be open. Track will be open for training four (4) days per week. Starting gate will be available a minimum of three (3) days per week after the second week in February..

2.                                       HBPA recognizes an obligation of horsemen and backside personnel to maintain the stable area. in a sanitary condition, free from Titter and other foreign objects. HBPA will use its best efforts to ensure that horsemen and their employees fulfill their obligations in this regard. Track retains its right to discipline (including removal) horsemen or their employees who fail to obey Track’s published rules and regulations.

3.                                       Track shall maintain all barn area restroom facilities in a safe and healthy environment.

4.                                       During winter months, Track agrees to maintain both main roads leading to and from the racetrack, between all barns and all horsemen parking lots, for both training and racing purposes. These roads are designated as the road going past the rec hall/kitchen and the other road leading from the stable gate. Reasonable efforts before 7:00 a.m. will be made to keep these areas salted and ice-free so as not to be hazardous to horses or backside personnel. Track further agrees to make necessary repairs to the backside and stall areas as deemed necessary from the monthly inspection conducted.

ARTICLE XI

RACING SURFACES

1.                                       The Track Surface Committee consisting of two horsemen, two jockeys, (appointed by their respective associations), the track superintendent, a representative of the Racing Commission, the State veterinarian, a steward, and a representative of Track shall meet pursuant to a published schedule to assess track surface conditions and agree to any actions to be taken with respect to maintenance of the racing surface. Track shall maintain the Track in accordance with the reasonable direction of the Track Surface Committee.

2.                                       Trainers shall, at reasonable times and upon reasonable notice to the office of the Director of Racing, have the right to enter onto the track for the purpose of determining the safety of the racing surface.

3.                                       Track shall keep the racing surface safe, uniform, harrowed, and watered.

4.                                       Track, with a member of the HBPA Track Committee, will take soil samples of both the dirt and turf surfaces within 5 days of each of the following dates: Turf track-April 15 and August 15, Dirt track-February 1, May 1, and August 1 and as the Track Surface Committee may request. Samples will be sent to a mutually agreed upon testing laboratory. Upon completion and receipt of laboratory results, Track Surface Committee will make recommendations and forward said recommendations to the Director of Racing. Costs of testing and results will be shared evenly by the Racing Association and the HBPA.

ARTICLE XII

PADDOCK BLACKSMITH

HBPA may contract with a paddock blacksmith who shall not be deemed an employee of Track or HBPA but an independent contractor, to be available in the paddock for each race on each and every race day. Track shall reimburse HBPA for the cost of the blacksmith in an amount not to exceed $100 per live racing day.

ARTICLE XIII

FIRE AND LIABILITY INSURANCE

Track shall pay to HBPA annually, on or before May 15th of each year during the term of this Agreement, the actual cost of the HBPA’s proportional assessment of a policy of fire and hazard insurance (maintained by the national HBPA)covering horses and tack belonging to horsemen.

Because of this payment for the Fire and Disaster Insurance Plan, the Mountaineer HBPA shall indemnify and hold Racing Association harmless from and against any damage, loss, action, judgment, cost or expense (including reasonable attorneys’ fees) resulting from any claim, demand or cause of action made or brought by a Horsemen for any loss covered by the Fire and Disaster Insurance Plan.

ARTICLE XIV

DEAD HORSE REMOVAL

The cost of removing dead horses resulting from track-related injuries shall be paid by the Track. The cost of removing dead horses resulting from non-track-related injuries shall be paid by one half by HBPA and one half by Track.

ARTICLE XV

NO MONOPOLY ON GOODS AND SERVICES

Track shall not establish or impose upon horsemen a monopoly, restriction or requirement regarding the use of blacksmiths, feed men, track supplier, veterinarians or other services customarily used by horsemen. Track will permit any supplier of commodities or services to enter the stable area; provided, however, that such supplier of services or commodities has received a clearance from management and the West Virginia Racing Commission, which will authorize admission to the stable area. Track agrees not to unreasonably withhold said clearance. Any owner or trainer stabled on grounds will be permitted at any time to haul in hay or grain for his own use only.

ARTICLE XVI

PERSONNEL IDENTIFICATION

Track shall bear all expenses incurred for the preparation of the identification badges to be worn by backstretch personnel on a first issue. All lost badges shall be paid for by the individual who loses the badge.

ARTICLE XVII

TATTOOING OF HORSES

The cost of lip tattooing shall be borne by the owners or trainers of the horse being tattooed and not by the Track or HBPA.

ARTICLE XVIII

HBPA AMENITIES

1.                                       Track shall provide a business office for the duly elected representatives and officers of HBPA.

2.                                       Track shall provide temporary front-side parking consisting of sixty-eight (68) spaces designated for trainers only.

3.                                       Track shall provide adequate parking, admission passes and courtesies for horsemen.

4.                                       Track shall provide to HBPA two hundred twenty five (225) programs each racing day during the week and two hundred fifty (250) programs on each racing day that falls on a Saturday, Sunday, holiday, and West Virginia Derby Day.

5.                                       Track shall provide fifty (50) parking spaces for owners.

ARTICLE XIX

HORSEMEN’S BOOKKEEPER

A Horsemen’s Bookkeeper shall be employed by the Track and shall be subject to the policies generally applicable to Track’s employees. The Horsemen’s Bookkeeper shall perform those functions set forth from time to time by statute, and Track shall provide such equipment as shall be reasonably necessary for the performance of the Horsemen’s Bookkeeper’s statutory duties.

ARTICLE XX

HORSEMEN’S BOOKKEEPER ACCOUNT

The following accounts shall be maintained by the Horsemen’s Bookkeeper in the same bank in which such accounts are currently maintained, so long as such bank’s tees for services remain competitive with other banks in West Virginia.

First Account — “Horsemen’s Daily Account” — The Horsemen’s bookkeeper shall establish a checking account into which the following shall be deposited: (a) purse money, stake fees: (b) any owner or trainer deposits; and (c) all moneys received as a result of claims made by horsemen or owners in connection with the races. All of the funds in this account are recognized as being the sole property of the horsemen, jockeys, etc., as reflected by the records maintained by the Horsemen’s Bookkeeper. Track agrees to deposit to the Horsemen’s Daily Account each day the full amount due owners for purses earned that day. Track agrees to deposit all other Horsemen’s Bookkeeper Account deposits (i.e., claims, etc.) a minimum of once per week to the Horsemen’s Daily Account. All interest earned on this account will be considered the sole property of HBPA.

Second Account —  “Horsemen’s Reserve Account” — The Horsemen’s bookkeeper shall establish and maintain a reserve account into which all Underpayment Money (described above) shall be deposited. All of said Underpayment Money shall be used for purses. All interest earned on this Underpayment Money shall be considered the sole property of the Horsemen and shall be added to the purse account to be used for the payment of purses.

ARTICLE XXI

HBPA ADMINISTRATIVE FUND

Track agrees to pay to HBPA during the term of this Agreement an amount equal to one-half percent (½%) of the total amount distributed for purses. Said sums shall be deemed as purse money but shall not be withheld or deducted from any single purse, but deducted from the percent allocated to purses by the State. The sums due HBPA shall be paid by the end of each month.

ARTICLE XXII

SECURITY

Track agrees to provide and maintain reasonable security at its main gate and such other gates providing ingress and egress to its stable areas.

ARTICLE XXIII

STARTING GATE

1.                                       Track agrees to provide minimum of ten (10) assistant starters for each and every race and on each and every race day.

ARTICLE XXIV

DAILY MEETING FIGURES

The pari-mutuel handle and purse distribution figures as well as the percentage figures which represent the relationship between purses and the total of pari-mutuel handle, shall be given to the HBPA office each day of a race meet in progress.

ARTICLE XXV

VALUABLE PROPERTY RIGHT

Track recognizes that the horses and participants in races and related events occurring prior or subsequent to the running of a race are valuable property rights belonging to the owners and trainers, and the Track will not produce or exhibit still or motion pictures, videotapes, radio or television programs, or authorize or license others to make or exhibit motion pictures or television programs of any of said events without prior consultation and written agreement of the HBPA, it being understood, however, that (i) Track may use such depictions for the promotion of Track’s business; and (ii) this provision is not intended to affect the simulcasting, which is governed in all respects by the parties’ separate agreement of this date concerning simulcasting.

ARTICLE XXVI

INVALIDITY OF ANY PART OF THIS AGREEMENT

In the event any provision, item or clause of this Agreement or the application thereof is held invalid, such invalidity shall not effect the remaining provisions, items or clauses or application of this Agreement, and, to this end, it is agreed by the parties that this Agreement is severable.

ARTICLE XXVII

SIMULCASTING

Both the HBPA and the Track mutually benefit from collecting the highest possible fee for the Track’s import and export signal. The HBPA acknowledges, however, that the Track requires flexibility to negotiate in a commercially reasonable manner with third parties regarding the fee the Track will receive for the Track’s import and export signal. The HBPA therefore agrees that the HBPA will not object to any contract entered into between the Track and a third party that provides for a commission rate paid to the Track in excess of 3% of gross handle from all North American Thoroughbred and Standardbred Race Tracks and Race Track owned OTB’s, 4% of gross handle from all North American Greyhound Tracks and 6% of gross handle from all ADW sites.

Simulcasting at the Track shall be governed by the West Virginia statutes and the Federal Interstate Horse Racing Act of 1978. A Simulcasting Agreement and site approval executed simultaneously with this Agreement shall be a part of this Agreement (Exhibit A). To the extent there is a conflict between this Agreement and the Simulcasting Agreement with respect to matters relating to live racing, then the terms of this Agreement shall control.

ARTICLE XXVIII

TERM

The term of this Agreement shall commence January 1, 2010, and shall terminate on December 31, 2012. However, this Agreement is binding only during the periods during which the Track is permitted to operate permitted activities as defined in the Racetrack Video Lottery Act of 1994 as amended.

ARTICLE XXIX

INTEGRATION

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes any prior agreements between the parties hereto either oral or written.

WITNESS the following signatures:

MOUNTAINEER PARK, INC.		MOUNTAINEER PARK HORSEMEN’S BENEVOLENT AND PROTECTIVE ASSOCIATION, INC.

	/S/ JACK SOURS		/S/ REMBRANDT WRIGHT
By:	Jack Sours	By:	Rembrandt Wright
Its:	President	Its:	President

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this day of                               , by and between Mountaineer Park, Inc. (the “Track”) a corporation licensed by the West Virginia Racing Commission to conduct thoroughbred racing at Mountaineer Race Track and Gaming Resort (the “Mountaineer Park”), and the Mountaineer Park HBPA Benevolent Trust (the “Trust”), a conduit trust established by Mountaineer Park Horsemen’s Benevolent and Protective Association, Inc. (the “HBPA”) and the trustees of the Trust.

BACKGROUND

The Trust was established out of a general concern for the welfare and well-being of those individuals who are not employed by the Track or the HBPA, but whose primary source of income is derived from the racing, training, and care of thoroughbred horses at Mountaineer Park. The Trust will provide certain health and other benefits to individuals associated with Mountaineer Park to help defray the cost of medical and other expenses incurred by such individuals that are not covered by commercial health or other insurance. The Track has agreed to pay over certain amounts in order to fund the Trust and the Trust has agreed to administer such funds.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               FUNDING The Track shall pay over to the Trust monthly, in arrear, an amount equal to 1 ½% of the total amount distributed for purses.

2.               TERM The term of this Agreement shall commence on January 1, 2010, and shall continue until December 31, 2012. This Agreement is binding, however, only during the periods, which the Track is authorized to operate “permitted activities” as, defined in the Race Track Video Lottery Act of 1994.

3.               MISCELLANEOUS

3.1                 Entire Agreement This Agreement constitutes the entire agreement between the Parties and there are no representations, warranties, understandings or commitments except as provided herein.

3.2                 Binding Effect This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective legal representatives, successor, and permitted assigns.

3.3                 Severability If the application of any term or provision of this agreement, whether in whole or in part, shall be held invalid or unenforceable, the remainder of this agreement shall not be affected by such holdings and shall be fully enforced.

3.4                 Counterparts This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all which together shall constitute one and the same instrument.

3.5                 Governing Law The laws of West Virginia shall govern the validity and construction of this agreement and any dispute arising out of or relating to this agreement, without regard to the principles of conflict of laws.

3.6                 Hold Harmless The parties agree that this agreement is being made as an accommodation to the HBPA, and the HBPA hereby agrees to save and hold the Track harmless from any and all liabilities which may result from the execution or operation of this amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:	MOUNTAINEER PARK, INC.

/S/ JACK SOURS /S/ JOHN-PAUL LUCCI	By:	Jack Sours, President

MOUNTAINEER PARK HBPA BENEVOLENT TRUST

By:

MOUNTAINEER PARK HBPA

/S/ JOHN-PAUL LUCCI	By:	/S/ REMBRANDT WRIGHT, President

Linda L Rutledge		Sherry J. Dorsey
Executive Secretary		Racing Specialist

Phone	(304) 558-2150	106 Dee Drive, Suite 2
Fax	(304) 558-6319	Charleston, WV 25311

STATE OF WEST VIRGINIA

DEPARTMENT OF REVENUE

WEST VIRGINIA RACING COMMISSION

Joe Manchin Ill

Governor

December 17, 2009

Ms. Rose Mary Williams

Director of Racing

Mountaineer Park, Inc.

P.O. Box 358

Chester, West Virginia 26034

Dear Ms. Williams:

The West Virginia Racing Commission hereby approves the attached list of import/export sites for 2010.

Sincerely,

Linda L. Rutledge

Executive Secretary

LLR/sjd

E-Mail Iacyl@mail.wvnetedu  •  Web Site  www.wvf.state.us/racing

EXHIBIT A

SIMULCAST AGREEMENT AND SITE APPROVAL

Mountaineer Horsemen’s Benevolent & Protective Association, Inc. (the “HBPA”) hereby authorizes Mountaineer Park, Inc. (the “Track”) to export live thoroughbred horse races conducted at Track to the attached list of guest sites and import live thoroughbred and harness horse races and dog races from the attached list of host sites from January I, 2010 through December 31, 2012 with the following conditions:

(i)                                     That Track will provide to HBPA a list of proposed simulcast sites, both import and export, that include the name and location of the entity, and secondary recipients of said entity for export, all applicable commission rates and the proposed duration of the contracts for the HBPA’s review;

(ii)                                  That fees derived there from shall be divided according to the mandates of the West Virginia Statutes;

(iii)                               That any thoroughbred racetrack approved as an interstate off-track betting (“OTB”) outlet maintains a contract with the applicable thoroughbred horsemen’s group as defined in the 1978 Interstate Horseracing Act;

(iii)                               That present circumstances at any approved OTB outlet do not materially change hereafter such that live thoroughbred horseracing becomes threatened or adversely affected;

(iv)                              That no approved OTB outlet combines with other OTB outlets to threaten not to, or refuse to purchase interstate simulcasts except upon similar terms and conditions for purchase being made to each of any combination of such outlets;

(v)                                 That all approved OTB outlets obtain all other consents or approvals required by the 1978 Interstate Horseracing Act;

(vi)                              That Track agrees, upon five (5) days written notice detailing reasons therefore from the HBPA, to discontinue export/import of live races to/from any guest/host site that is deemed not to be in good standing with such site’s local HBPA or the National HBPA, Inc. at the sole and absolute discretion of the HBPA;

(vii)                           That re-disseminating Track’s races to facilities not named on the attached list is prohibited without the prior written approval of the HBPA (which approval shall not be unreasonably withheld) and the Track;

(viii)                        That Track agrees to provide a copy of all contracts, with host/guest tracks and their sites to the HBPA;

(ix)                                That HBPA agrees that from time to time the Track may choose to add new sites to that attached list of guest/host sites and may do so with written approval of the HBPA, which approval shall not be unreasonably withheld;

(x)                                   That if the HBPA disapproves any new sue not present on the attached guest site list, it must provide written notice of its objection to the Track within 5 days of its receipt, and also provide detailed written reasons therefore

HBPA expressly reserves the right to rescind this consent hereafter should any of the foregoing conditions be violated.

/S/ REMBRANDT WRIGHT	/S/ ROSE MARY WILLIAMS
Rembrandt Wright, President	Rose Mary Williams
Mountaineer HBPA	Director of Racing/Corporate Secretary

# IMPORT SITES

pache Greyhound Park
queduct
rapahoe Park
rlington Park
ssiniboia Downs
tlantic City Race Course
almoral Park
angor Raceway
arrie Raceway
atavia Donws
lya Meadows
elmont Park
eulah Park
irmingham Race Course
lue Ribbon Downs
luffs Run GreyhoundPark/Casino
uffalo Raceway
alder Race Course
alifornia Racing Fairs
anterbury Park
apital Racing @ Cal Expo
apital Racing Idaho
harles Town Races
harlottetown Driving Park
hurchill Downs
linton Raceway
loverleaf Kennel Club
olonial Downs
olumbus Races
orpus Christi Greyhound
airyland Greyhound
aytona Beach Kennel Cub
elaware County Fair
elaware Park
el Mar Thoroughbred Club
elta Downs Racetrack & Casino
erby Lane
over Downs
owns @ Albuquerque
resden Raceway
ubai World Cup Races
ubuque Greyhound Park
ueling Grounds
bro Greyhound Park
llis Park
l Commandante
lmira Raceway
merald Downs
ureka Downs
vangeline Downs
air Meadows
air Grounds
airmount
airplex
inger Lakes
lagler Greyhound

Flamboro Downs
Fonner Park
Fort Erie
Fraser Downs
Fredericton Raceway
Freehold Raceway
Geneva Lakes Kennel Club
Golden Gate Fields
Grays Harbor Park
Greentrack Greyhound
Gulf Greyhound
Gulfstream Park
Hanover Raceway
Harrah's Chester Downs
Harrah's Louisiana Downs
Harrington Raceway
Hastings Park
Hawthorne Race Course
Hazel Park
Hialeah Park
Hiawatha Horse Park
Hinsdale Greyhound
Hipodromo de Las Americas
Hippodrome D'Aylmer
Hippodrome de Montreal
Hippodrome de Quebec
Hippodrome Trois Rivieres
Hollywood Greyhound Park
Hollywood Park
Hoosier Park
Horsemens Park
Indiana Downs
Inverness Raceway
Jackson Raceway
Jacksonville Greyhound
Jefferson County Kennel Club
Jefferson Downs
Kawartha Downs
Keeneland
Kentucky Downs
Lakes Region Greyhound
LakeviewDowns
Laurel Park
Lebanon Raceway
Lewiston Raceway
Lincoln Greyhound Park
Little Brown Jug
Lone Oak Park
Lone Star Park
Los Alamitos
Los Angeles Turf Club, Inc.
Louisiana Downs
Manor Downs
Mardi Gras Greyhound

Marquis Downs
Maywood Park
Meadowlands Racetrack
Meadows (The)
Melbourne Greyhound Park
Miami Valley Trotting
Meskwaki
Mile High Greyhound Park
Mohawk Raceway
Mohegan Sun @ Pocono
Monmouth Park
Monticello Raceway
Mt. Pleasant Meadows
Multnomah Greyhound
Naples-Fort Myers Greyhound
Nebraska State Fair Park
Nevada Gold - Tioga Downs
Nevada Gold - Vernon Downs
New York Racing Association
Northfield Park
Northern California Fairs
Northlands Park
Northville Downs
Northville Racing Corp.
Oak Tree Racing Association
Oaklawn Park
Ocean Downs
Ontario Jockey Club
Pacific Racing Association
Palm Beach Kennel Club
Penn National Race Course
Pensacola Greyhound Track
Philadelphia Park
Phoenix Greyhound
Pimlico Race Course
Pinnacle Race Course
Plainfield Greyhound Park
Plainridge Race Course
Player's Bluegrass Downs
Pleasonton Race Course
Pompano Park
Portland Meadows
Prairie Meadows
Prescott Downs
Presque Isle Downs
Pueblo Greyhound Park
Queensbury Downs
Quinte Raceway
Raceway Park
Raynham Greyhound
Red Mile (The)
Remington Park
Retama Park

Rideau carlton Raceway
River Downs
Rockingham Park
Rocky Mountain Greyhound
Rosecroft Raceway
Ruidoso Racetrack
Running Aces
Saginaw Harness Raceway
St. Petersburg Kennel Club
Sam Houston Race Park
Sandown Park
Sanford-Orlando Kennel Club
Santa Anita Park
Sarasota Kennel Club
Saratoga Race Course
Saratoga Equine Sports Center
Scarborough Downs
Scioto Downs
Southland Greyhound
Sports Creek Raceway
Sportsman's Park
St. Petersburg Kennel Club
Suffolk Downs
Sunland Park
SunRay Park & Casino
Tampa Bay Donws
Tampa Greyhound Track
Thistledown
Timonium
Tri-State Greyhound
Turf Paradise
Turfway Park
Tucson Greyhound Park
Valley Greyhound
Western Fair
Wheeling Downs
Windsor Raceway
Wonderland Greyhound Park
Woodbine Entertainment
Woodlands
Wyoming Downs
Yakima Meadows
Yavapai Downs
Yonkers Raceway

EXPORT SITES (Including all Satellite Sites)

America Tab, Inc.
American Racing & Entertainment
AmWest Entertainment, LLC
Aqueduct
Arlington Park
Assiniboia Downs
Atlantic City Casinos
Atokad Downs
Attractions Hippiques Aylmer
Attractions Hippiques Montreal
Attractions Hippiques Quebec
Attractions Hippiques Trois-Rivieres
Azalea Racing
Backstretch LLC(BlueRibbonDowns)
Bay Meadows
Balmoral Park
Bangor Raceway
Batavia Downs
Beaumont Park
Belmont Park
Beulah Park
Blue Ribbon Downs
Buffalo Raceway (Buffalo Trotting Assoc.)
Calder Race Course
Caliente Greyhound Park
California Authority of Racing Fairs
Capital Regional OTB
Capitol Racing @ Cal Expo
Capitol Racing Idaho
Catskills Regional OTB
CBT,LLC (Charlson Broadcast Tech) *
Charles Town Races
Choctaw Services
Churchill Downs Simulcast Network
Clinton Raceway, Inc.
Cloverleaf Kennel Club
Coeur D'Alene Casino
Colonial Downs
Columbus Races
Comanche Nation
Connecticut OTB ( Autotote Enterprises, Inc.)
Corpus Christi Greyhound
Dairyland Greyhound
Day at The Track
Daytona Beach Kennel Club
Del Mar
Delaware Park
Delta Downs
Derby Lane
Dover Downs
The Downs @ Albuquerque
Dresden Raceway
Dubuque Greyhound Park
El Commandante
Ebro Greyhound
Ellis Park
Elmira Raceway
Emerald Downs
Eureka Downs
Euro Off-Track
European Wagering Services, LTD
Evangeline Downs
Evergreen Park
Excelsior Casino
Exhibition Park Raceway
Fair Chance Racing Service
Fair Meadows
Fair Grounds Corporation
Fairmount Park
Finger Lakes
Flagler Greyhound
Flamboro Downs
Fonner Park
Forest County Potawatomi Community
Fort Erie
Foxwoods Casino
Fraser Downs
Fredericton Raceway
Freehold Raceway
Geneva Lakes Greyhound Track
Georgian Downs
Gillespie County Fairgrounds
Golden Gate Fields
Grand River Raceway
Great Lakes Downs
Greene Track
Greyhound Park At Post Falls
Gulf Greyhound
Gulfstream Park
Hanover Raceway
Harrah's Chester Downs
Harrington Raceway/Midway Slots
Harness in Maritimes
Harness Racing PEI, Inc.
Hastings Park
Hawthorne National LLC
Hazel Park
Hialeah Inc.
Hiawatha Horse Park
Hinsdale Greyhound
Hipodromo de Agua Caliente
Hipodromo de Las Americas
Holiday Beach
Hollywood Park
Hollywood Greyhound
Hoosier Park
Horse Racing Television
Horsemen's Park
Indiana Downs
International All Sports Limited
International Racing Group (IRG)
International Tab
Inverness Raceway
Jackson Trotting Association
Jacksonville Racing Circuit
Jefferson County Kennel Club
Jefferson Downs
Kawartha Downs
Keeneland
Kentucky Downs
Kentucky Trackside
Lakes Region Greyhound
Lakeview Downs
Las Vegas Dissemination Company
Las Vegas Pari-mutuels
Laurel Park
Lebanon Raceway
Lewiston Raceway
Lien games Racing LLC
Lincoln Greyhound Park
Lone Star Park (MEC)
Los Alamitos
Los Angeles Turf Club
Louisiana Downs (Harrah's)
MIR-Hipodromo de Agua Caliente
Manor Downs
Marquis Downs
Maryland Jockey Club
Maywood Park
MEC Magna Austria
MEC Sports & Entertainment Group
Meadowlands
Meadows and OTB's
Melbourne Greyhound Park
Midway Slots & Casino
Mile High Greyhound Park
Millenium Racing OTB
Mir International
Mira Flores Racebook
Mobile Greyhound Park
Mohawk Racetrack
Mohegan Sun @ Pocono Downs
Mohegan Sun Casino
Monmouth Park
Montana Simulcast Partners
Monticello Raceway
Mt. Pleasant Meadows
Multnomah Greyhound
NJSEA
NYRA
Naples-Fort Myers Greyhound
Nassau Regional OTB
Nebraska State Fair
Nevada Casinos
Nevada Gold/Tioga Downs
Nevada Gold/Vernon Downs
Nevada Pari-Mutuels
New York City OTB
Newport Jai Alai
Northfield Park
Northlands Park
Northville Downs
Northville Racing Corp.
Oaklawn Park
Oak Tree @ Santa Anita
Ocean Downs
Old Evangeline Downs, LLC
Ontario Jockey Club
Ontario Teletheatre Network
Oregon Call Center
Oregon Off-Track Betting
Pacific Racing Association
Palm Beach Kennel Club
Paragon Casino Resort in LA
Pensacola Greyhound Track
Penn National and PN Owned OTB's
Peru OTB at Atlantic Casino
Philadelphia Park and OTB's
Phoenix Greyhound
Picov Downs
Pimlico Race Course
Pinehurst
Plainfield Greyhound
Plainridge Race Course
Playfair/Cleopatra Downs
Pocatello Downs
Pojoaque
Pompano Park
Pony Express Bet/Pony Up Bet
Portland Meadows (MEC Oregon)
Prairie Meadows
Premiere Turf Club
Premiere Win/Racing UK
Presque Isle Downs & Casino
ProPick Racing LLC
Pueblo Greyhound Park
Queensbury Downs
Quinte Raceway
RaceTech LLC
Raceway Park
Racing Channel Inc.
Racing and Gaming Services
Racing Network International
Raynham Greyhound
Remington Park
Retama Park
Rideau Carlton
River Downs
Rockingham Park
Rosecroft Raceway
Rocky Mountain Greyhound Park
Rocky Mountain Turf Club
Royal Turf Club
Royal Turf Club Centro Comercial Plaz
Royal Turf Club Eulogio Parra
Ruidoso Downs
Running Aces Harness Park
Sam Houston
Sandown Raceway
Sanford-Orlando Kennel Club
Santa Anita Park
Sarasota Kennel Club
Saratoga Race Course
Saratoga Equine Sports Center
Scarborough Downs
Scioto Downs
Seabrook Greyhound
Seminole Greyhound Park
Shoreline Star Greyhound
Southland Greyhound
Sports Creek Raceway
Sports Spectrum
Sports Wire/SPW Inc.
St. Croix Meadows
St. Petersburg Kennel Club
St. Kitts
Stampede Park
Stevenson & Associates
Sudbury Downs
Suffolk Downs
Suffolk Regional OTB
Summerside Raceway
Sunland Park(My Way Holdings)
SunRay Gaming of New Mexico
Tampa Bay Downs
Tampa Greyhound Track
Tartan Downs
Task Consolidated
TBC Teletheater BC
The Lodge @ Belmont (Belmont Gaming)
The Red Mile
The Stables
The Texas Hub
Thistledown
Thunder Ridge
Timonium
Tote Tasmania Pty Ltd.
TrackNet Media Group
Tri State (Racing Corp. of WV)
Truro Raceway
Turf Club of Dempsey's
Turf Paradise
Turfway Park
Tucson Greyhound Park
TVG/ODST
U S Off-Track
Universal Circus/Bet Internet UK.com
Valley Greyhound
Victoryland Greyhound
Waterloo Greyhound Park
Western Fair
Western Regional OTB
Wheeling Island Gaming
Whoop Up Downs
Wichita Greyhound
Will Rogers Downs
Windsor Raceway
Winners Circle OTB
Winrac Park
Wonderland Greyhound Park
Woodbine Entertainment
Woodlands
Woodstock Agricultural Society
Wyoming Off-Track
Wyoming Downs
XpressBet
Yakima Meadows
Yavapai Downs
Yellowstone Downs
Yonkers
Youbet.com
Yuma Greyhound
Zia Park

Mountaineer will request no less than 3% from all North American Thoroughbred and Standardbred Race Tracks and Race Track owned OTB's.
Mountaineer will request no less than 4% from all North American Greyhound Tracks
Mountaineer will request no less than 6% from all ADW sites.

10/2/2009 4:11 PM